EXHIBIT 2.2

                                                          EXECUTION AGREEMENT

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                   AGREEMENT AND PLAN OF MERGER AND EXCHANGE



                                     Among



                           VIVENDI UNIVERSAL, S.A.,

                           UNIVERSAL STUDIOS, INC.,

                      LIGHT FRANCE ACQUISITION 1, S.A.S.,

                        THE MERGER SUBSIDIARIES LISTED

                         ON THE SIGNATURE PAGE HERETO,

                          LIBERTY MEDIA CORPORATION,

                       LIBERTY PROGRAMMING COMPANY LLC,

                       LIBERTY PROGRAMMING FRANCE, INC.,

                               LMC USA VI, INC.,

                              LMC USA VII, INC.,

                              LMC USA VIII, INC.,

                               LMC USA X, INC.,

                        LIBERTY HSN LLC HOLDINGS, INC.

                                      AND

                      THE LIBERTY HOLDING ENTITIES LISTED

                         ON THE SIGNATURE PAGE HERETO






                         Dated as of December 16, 2001



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                                                                          Page

                               TABLE OF CONTENTS


                                   ARTICLE I

                             Definitions and Usage

SECTION 1.01.  Definitions and Usage.........................................2

                                  ARTICLE II

                           Transactions and Closing

SECTION 2.01.  Exchange of USANi Shares for USAi Common
                 Shares......................................................2
SECTION 2.02.  Share Exchanges and Mergers...................................3
SECTION 2.03.  Effects of Mergers on Capital Stock of
                 Constituent Corporations....................................5
SECTION 2.04.  Closing Date; Effective Time;
                 Dissolution.................................................6
SECTION 2.05.  Effects of Mergers............................................7
SECTION 2.06.  Certificates of Incorporation and By-
                 laws........................................................7
SECTION 2.07.  Directors.....................................................7
SECTION 2.08.  Officers......................................................7
SECTION 2.09.  Withholding...................................................8

                                  ARTICLE III

              Representations and Warranties of Universal Parties

SECTION 3.01.  Organization, Standing and Power..............................8
SECTION 3.02.  Authority; Execution and Delivery;
                 Enforceability..............................................9
SECTION 3.03.  No Conflicts; Consents........................................9
SECTION 3.04.  Merger Subsidiaries..........................................10
SECTION 3.05.  Vivendi Securities...........................................10
SECTION 3.06.  Taxes........................................................11
SECTION 3.07.  Absence of Certain Changes or Events.........................12
SECTION 3.08.  Financial Statements; Contingent
                 Liabilities................................................12
SECTION 3.09.  Litigation...................................................13
SECTION 3.10.  Foreign Private Issuer.......................................13
SECTION 3.11.  Reports......................................................13
SECTION 3.12.  Compliance with Laws.........................................14


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                                                               Contents, p. ii

                                                                          Page

                                  ARTICLE IV

             Representations and Warranties of the Liberty Parties

SECTION 4.01.  Organization, Standing and Power.............................14
SECTION 4.02.  Authority; Execution and Delivery;
                 Enforceability.............................................15
SECTION 4.03.  No Conflicts; Consents.......................................15
SECTION 4.04.  Capitalization; Ownership and Validity
                 of Shares..................................................16
SECTION 4.05.  No Liabilities of the Liberty Holding
                 Entities...................................................18
SECTION 4.06.  Taxes........................................................19
SECTION 4.07.  Investment Intent............................................21


                                   ARTICLE V

                           Agreements and Covenants

SECTION 5.01.  Reasonable Best Efforts......................................21
SECTION 5.02.  Expenses; Transfer Taxes.....................................23
SECTION 5.03.  Publicity....................................................23
SECTION 5.04.  Further Assurances...........................................24
SECTION 5.05.  Tax Treatment................................................24
SECTION 5.06.  Tax Matters..................................................25
SECTION 5.07.  Resignation of multiThematiques
                 Directors..................................................25
SECTION 5.08.  Vivendi Securities...........................................25
SECTION 5.09.  Put Option Agreements........................................25


                                  ARTICLE VI

                             Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation........................26
SECTION 6.02.  Conditions to the Obligations of the
                 Universal Parties..........................................26
SECTION 6.03.  Conditions to the Obligations of the
                 Liberty Parties............................................27


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                                                                          Page

                                  ARTICLE VII

                                  Termination

SECTION 7.01.  Termination..................................................28
SECTION 7.02.  Effect of Termination........................................29


                                 ARTICLE VIII

                                Indemnification

SECTION 8.01.  Indemnification..............................................29
SECTION 8.02.  Survival.....................................................34


                                  ARTICLE IX

                           Restrictions on Transfers

SECTION 9.01.  Restrictions on Transfers....................................35
SECTION 9.02.  Transfers Permitted at any Time..............................36


                                   ARTICLE X

                                  Standstill

SECTION 10.01.  Standstill..................................................36


                                  ARTICLE XI

                              Registration Rights

SECTION 11.01.  Registration Rights.........................................39
SECTION 11.02.  Blackout Periods............................................39


                                  ARTICLE XII

                                 Miscellaneous

SECTION 12.01.  Approval of Transactions....................................41
SECTION 12.02.  Notices.....................................................41
SECTION 12.03.  No Third Party Beneficiaries................................42


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                                                               Contents, p. iv

                                                                          Page

SECTION 12.04.  Waiver......................................................42
SECTION 12.05.  Assignment..................................................42
SECTION 12.06.  Integration.................................................42
SECTION 12.07.  Headings....................................................43
SECTION 12.08.  Counterparts................................................43
SECTION 12.09.  Severability................................................43
SECTION 12.10.  Governing Law...............................................43
SECTION 12.11.  Jurisdiction................................................43
SECTION 12.12.  Specific Performance........................................44
SECTION 12.13.  Amendments..................................................44
SECTION 12.14.  Interpretation..............................................44
SECTION 12.15.  Adjustment of Share Numbers.................................45


SCHEDULE I         Exchange of USANi Shares for USAi
                     Shares and USAi Share Exchange I
SCHEDULE II        USAi Share Exchange II
SCHEDULE III       Mergers
SCHEDULE 2.02(d)   Allocation
SCHEDULE 4.06(b)   Taxes
SCHEDULE 12.02     Addresses and Facsimile Numbers for
                     Notices

EXHIBIT A          Certificates of Incorporation of
                     Surviving Corporations
EXHIBIT B          Deposit Agreement
EXHIBIT C          Capitalization of Liberty Holding
                     Entities


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                                                                EXECUTION COPY




                                    AGREEMENT AND PLAN OF MERGER AND
                           EXCHANGE (this "Agreement") dated as of
                           December 16, 2001, by and among VIVENDI
                           UNIVERSAL, S.A., a societe anonyme organized under the laws of France ("Vivendi"), UNIVERSAL STUDIOS, INC., a Delaware corporation ("Universal"), LIGHT FRANCE ACQUISITION 1, S.A.S., a societe par actions simplifee organized under the laws of France and a direct, wholly-owned subsidiary of Vivendi ("Universal France"), each of the Merger Subsidiaries (as defined herein), LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), LMC USA VI, INC., a Delaware corporation, LMC USA VII, INC., a Delaware corporation, LMC USA VIII, INC., a Delaware corporation, LMC USA X, INC., a Delaware corporation, LIBERTY HSN LLC HOLDINGS, INC., a Delaware corporation, LIBERTY PROGRAMMING COMPANY LLC, a limited liability company formed under the laws of the state of Delaware ("LPC"), LIBERTY PROGRAMMING FRANCE, INC., a Delaware corporation ("LPF"), and each of the Liberty Holding Entities (as defined herein).


                             Preliminary Statement

          WHEREAS, Universal desires to purchase from certain Liberty Parties (as defined below), and such Liberty Parties desire to sell to Universal, 25,000,000 USAi Common Shares (as defined below) in exchange for Vivendi ADSs (as defined below);

          WHEREAS, Universal France desires to acquire from LPF, and LPF desires to transfer to Universal France, all of its assets, which consist solely of 4,921,250 multiThematiques Shares, the Loan Agreement, rights under the Articles of Association, the multiThematiques Cooperation Agreement and the Call Option Agreement (each as defined below), in exchange for Vivendi ADSs and the assumption by Universal France of certain obligations pursuant to
Section 5.09, and LPF desires to dissolve and make a liquidating distribution of such Vivendi ADSs following such exchange;

          WHEREAS, the parties hereto desire to cause each Merger Subsidiary to merge with and into a Liberty Holding Entity;


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                                                                             2

          WHEREAS for Federal Income Tax (as defined below) purposes it is intended that the multiThematiques Transaction (as defined below) and each of the Mergers (as defined below) qualify as a separate "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the Boards of Directors of each of Vivendi, Universal, the Merger Subsidiaries, the Liberty Holding Entities, the Liberty Transferring Entities and LPF have approved and declared advisable this Agreement and Vivendi, as the sole stockholder of each Merger Subsidiary, LPC, as the sole stockholder of each Liberty Holding Entity, and Liberty Media International, Inc. ("LMI"), as the sole stockholder of LPF, have approved and adopted this Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             Definitions and Usage

          SECTION 1.01. Definitions and Usage. Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in Annex A or, if not defined herein or therein, in the Transaction Agreement.


                                  ARTICLE II

                           Transactions and Closing

          Upon the terms and subject to the conditions set forth herein, the parties shall consummate each of the following transactions.

          SECTION 2.01. Exchange of USANi Shares for USAi Common Shares. (a) On the terms and subject to the conditions of this Agreement, immediately prior to effecting the transactions contemplated by Section 2.02(a), each Liberty Party set forth on Schedule I hereto under the caption "Exchange of USANi Shares for USAi Common Shares" shall surrender the number of USANi Shares set forth on Schedule I next to the name of such Liberty Party in exchange for an equal number of USAi Common Shares in


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                                                                             3

accordance with the Exchange Agreement.

          (b) On the terms and subject to the conditions of this Agreement, immediately prior to effecting the transactions contemplated by Section 2.02(a), LMC USA VI, Inc. shall surrender 5,774,688 USANi Shares in exchange for an equal number of USAi Common Shares in accordance with the Exchange Agreement.

          (c) Immediately after the Exchanges contemplated by this Section 2.01, (i) the Exchange Agreement, except the representations and warranties contained therein, and (ii) Section 6.01 of the Investment Agreement shall be terminated, whereby the USANi Shares will no longer be exchangeable for USAi Common Shares.

          SECTION 2.02. Share Exchanges and Mergers. (a) On the terms and subject to the conditions of this Agreement, at the Closing, immediately prior to effecting the transactions contemplated by Sections 2.02(b)and (c):

          (i) each Liberty Party set forth on Schedule I hereto under the caption "USAi Share Exchange I" shall sell, transfer and deliver to Universal, and Universal shall purchase from each such Liberty Party, the number of USAi Common Shares set forth on Schedule I next to the name of such Liberty Party in exchange for Vivendi ADSs as set forth in Section 2.02(d) (the "USAi Share Exchange I") and each such Liberty Party that is a Liberty Holding Entity shall distribute to its sole stockholder the Vivendi ADSs received by such Liberty Party pursuant to this clause (i); provided, however, Universal may elect at any time prior to the USAi Share Exchange I, after providing the Liberty Parties a reasonable opportunity to consult with Vivendi, not to effect all or any portion of the USAi Share Exchange I with respect to any Liberty Holding Entity and the consideration that would otherwise have been paid in respect of any USAi Common Shares not purchased as a result of this proviso shall be paid in respect of the Merger to which the Liberty Holding Entity that holds such USAi Common Shares is a party; and

          (ii) each Liberty Party set forth on Schedule II hereto shall sell, transfer and deliver to Universal, and Universal shall purchase from each such Liberty Party, the number of USAi Common Shares set forth on
     Schedule II next to the name of such Liberty Party in exchange for Vivendi ADSs as set forth in Section 2.02(d) (the "USAi Share Exchange II" and, together with the USAi Share Exchange I, the "USAi


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                                                                             4

     Share Exchanges").

          (b) Subject to Section 2.04(a), on the terms and subject to the conditions of this Agreement, at the Closing, immediately prior to effecting the transactions contemplated by Section 2.02(c), LPF shall transfer, assign and deliver to Universal France, and Universal France shall acquire from LPF, all of the assets and rights of LPF and assume the obligations of LPF other than any rights or obligations arising under this Agreement, which consist solely of 4,921,250 multiThematiques Shares and its rights and obligations under the Loan Agreement, the multiThematiques Cooperation Agreement and the Call Option Agreement, in exchange solely for Vivendi ADSs as set forth in
Section 2.02(d) and the assumption of certain liabilities as set forth in
Section 5.09. The transfer and acquisition of the multiThematiques Shares is referred to in this Agreement as the "multiThematiques Acquisition". Promptly following the multiThematiques Acquisition, LPF shall be dissolved and pursuant to such dissolution LPF will make a liquidating distribution to LMI, its sole stockholder, of the Vivendi ADSs received by LPF in the multiThematiques Acquisition (the "Liquidation" and, together with the multiThematiques Acquisition, the "multiThematiques Transaction").

          (c) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time:

          (i) Sub II shall be merged with and into LMC USA II, Inc., the separate corporate existence of Sub II shall cease and LMC USA II, Inc. shall continue as the surviving corporation;

          (ii) Sub III shall be merged with and into LMC USA III, Inc., the separate corporate existence of Sub III shall cease and LMC USA III, Inc. shall continue as the surviving corporation;

          (iii) Sub IV shall be merged with and into LMC USA IV, Inc., the separate corporate existence of Sub IV shall cease and LMC USA IV, Inc. shall continue as the surviving corporation; and

          (iv) Sub V shall be merged with and into LMC USA V, Inc., the separate corporate existence of Sub V shall cease and LMC USA V, Inc. shall continue as the surviving corporation.

The mergers referred to in clauses (i) through (iv) above are referred to herein as the "Mergers". Notwithstanding


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                                                                             5

the foregoing, Universal may elect at any time prior to the Mergers, instead of merging a Merger Subsidiary into the applicable Liberty Holding Entity as provided above, to merge the applicable Liberty Holding Entity with and into the Merger Subsidiary; provided, however, that (i) such Mergers as restructured shall qualify as a reorganization under Section 368(a) of the Code, and (ii) the Liberty Parties have been provided a reasonable opportunity to consult with Vivendi on such restructuring. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Universal, any U.S. corporation that is a direct, wholly-owned Subsidiary of Vivendi may be substituted for any Merger Subsidiary as a constituent corporation in a Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. The USAi Share Exchanges, the multiThematiques Transaction, the Mergers, the delivery of Vivendi ADSs in connection with the foregoing and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions".

          (d) The aggregate number of Vivendi ADSs to be delivered in consideration for the USAi Share Exchanges, the multiThematiques Transaction and the Mergers shall be 37,386,436, as may be adjusted pursuant to Section
8.01 hereof, which shares Vivendi will cause the Depositary to deliver in the form of validly issued, fully paid and non- assessable Vivendi ADSs. The 37,386,436 Vivendi ADSs to be delivered in consideration for the USAi Share Exchanges, the multiThematiques Transaction and the Mergers shall be allocated as described in Schedule 2.02(d) hereof.

          (e) Prior to the Closing Date, Vivendi and Liberty shall use reasonable efforts to agree on an allocation of the Vivendi ADSs to be delivered in consideration for the multiThematiques Transaction among the assets of LPF.

          SECTION 2.03. Effects of Mergers on Capital Stock of Constituent Corporations. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of any Liberty Holding Entity or any shares of capital stock of any Merger
Subsidiary:

          (a) Capital Stock of Merger Subsidiaries. Each share of the capital stock of each Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one


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                                                                             6

     share of common stock of the surviving corporation of the Merger to which such Merger Subsidiary is a party.

          (b) Cancelation of Treasury Stock. Each share of capital stock of any Liberty Holding Entity that is directly owned by such Liberty Holding Entity, Vivendi or the applicable Merger Subsidiary shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Liberty Holding Entity Capital Stock. All of the issued and outstanding shares of capital stock of each Liberty Holding Entity (other than shares to be canceled in accordance with Section 2.03(b)) shall be converted into the right to receive Vivendi ADSs as set forth in Section 2.02(d) (collectively, the "Merger Consideration"). As of the Effective Time, all such shares of capital stock of the Liberty Holding Entities shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of capital stock of any Liberty Holding Entity shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          SECTION 2.04. Closing Date; Effective Time; Dissolution. (a) The closing of the Transactions (the "Closing") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the Transaction Agreement Closing Date, subject to the satisfaction (or to the extent permitted, the waiver) of all the conditions to the parties' obligations set forth in Article VI, or at such other place, time and date as the parties hereto shall agree (the "Closing Date").

          (b) Prior to the Closing, Vivendi shall prepare, and on the Closing Date or as soon as practicable thereafter Vivendi shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents reasonably acceptable to Liberty (in any such case, the "Certificate of Merger") with respect to each Merger, executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with such Secretary of State, or at such other time as Universal and Liberty shall agree and specify in the Certificates of Merger (the time at which the Mergers become effective being the "Effective Time").


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          (c) Prior to the Closing, Liberty shall prepare, and on the Closing
Date or as soon as practicable thereafter Liberty shall file with the Secretary of State of the State of Delaware, a certificate of dissolution or other appropriate documents (the "Certificate of Dissolution") with respect to the dissolution of LPF, executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The dissolution shall become effective at such time as the Certificate of Dissolution is duly filed with such Secretary of State, or at such other time as Universal and Liberty shall agree and specify in the Certificates of Dissolution.

          SECTION 2.05. Effects of Mergers. The Mergers shall have the effects set forth in Section 259 of the DGCL.

          SECTION 2.06. Certificates of Incorporation and By-laws. (a) The Certificate of Incorporation of the surviving corporations of the Mergers shall be amended at the Effective Time to read in the form of (i) Exhibit A-1, in the case of LMC USA II, Inc., (ii) Exhibit A-2, in the case of LMC USA III, Inc., (iii) Exhibit A-3, in the case of LMC USA IV, Inc. and (iv) Exhibit A-4, in the case of LMC USA V, Inc. and, in each case, such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of such surviving corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of each Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the surviving corporation of the Merger to which such Merger Subsidiary is a party until thereafter changed or amended as provided therein or by Applicable Law.

          SECTION 2.07. Directors. The directors of each Merger Subsidiary immediately prior to the Effective Time shall be the directors of the surviving corporation of the Merger to which such Merger Subsidiary is a party, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 2.08. Officers. The officers of each Merger Subsidiary immediately prior to the Effective Time shall be the officers of the surviving corporation of the Merger to which such Merger Subsidiary is a party, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


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          SECTION 2.09. Withholding. Each Universal Party shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by a Universal Party, such amounts shall be treated for all purposes of this Agreement as having been paid to the Liberty Party in respect of whose consideration such deduction or withholding was made.

                                  ARTICLE III

              Representations and Warranties of Universal Parties

          Each Universal Party represents and warrants to each Liberty Party as follows:

          SECTION 3.01. Organization, Standing and Power. Each Universal Party
(i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate power and authority (A) to own, lease and use as now owned, leased and used by it all of its assets and properties, (B) to conduct its business and operations as currently conducted and (C) to perform and comply with all the terms, covenants and conditions of this Agreement. Each Universal Party is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where failure to be so qualified would not have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Vivendi and its subsidiaries, taken as a whole (other than any such effect arising out of or resulting from general economic conditions, or from changes in or generally affecting the industries in which Vivendi and its subsidiaries operate in general and not having a materially disproportionate effect on such party relative to other industry participants, or as a result of the September 11, 2001 terrorist attacks, their aftermath or any similar events or (ii) the ability of the Universal Parties to perform their obligations under this Agreement or the Transaction Documents or on the ability of the Universal Parties to consummate the Mergers and the other Transactions (a "Universal Material Adverse Effect" or "Universal Material Adverse Change").


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                                                                             9

          SECTION 3.02. Authority; Execution and Delivery; Enforceability. Each Universal Party has full power and authority (i) to execute and deliver this Agreement and (ii) to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each Universal Party of this Agreement and the consummation by each Universal Party of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of any Universal Party are necessary to authorize this Agreement or the consummation of the Transactions. Vivendi, as the sole holder of capital stock of Universal, Universal France and the Merger Subsidiaries, has approved this Agreement, the Mergers and the other Transactions, and no further action to approve this Agreement is necessary on the part of such holder. Each Universal Party has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general equity principles regardless of whether such proceeding is considered in equity or at law.

          SECTION 3.03. No Conflicts; Consents. (a) The execution, delivery and performance by each Universal Party of this Agreement does not, and the consummation of the Transactions will not (with or without the giving notice of lapse of time, or both), conflict with or result in any breach or violation of or default under, or give rise to a right of or result in a termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of any Universal Party under, any provision of
(i) the Organizational Documents of any Universal Party, (ii) any Contract, permit or franchise to which any Universal Party is a party or by which any of their respective properties or assets is bound or is the beneficiary or (iii) any judgment, order, injunction, ruling or decree of any Governmental Entity (collectively, "Judgment") or any applicable statute (including, without limitation, any applicable state takeover statute or other similar statute or regulation), law, ordinance, rule or regulation (collectively, "Applicable Law") applicable to any Universal Party or their respective properties or assets, except that no representation or warranty is made herein with respect to (x) Applicable Laws of any jurisdiction located outside of the United States and the


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                                                                            10

European Community ("Universal Excluded Jurisdictions") and (y) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Universal Material Adverse Effect.

          (b) No material consent, approval, license, permit, order or authorization (collectively, "Consent") of, or registration, declaration or filing (collectively, "Filings") with, any Federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "Governmental Entity"), is required to be obtained or made by or with respect to any Universal Party in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (provided, that no representation or warranty is made by a Universal Party with respect to Consents from, or Filings with, any Governmental Entity in a Universal Excluded Jurisdiction), other than (i) compliance with and filings under the HSR Act, the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case if applicable, (ii) the filing of such reports under the securities laws of France, and with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Mergers and the other Transactions, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental laws,
(v) such filings as may be required in connection with the Taxes described in
Section 5.02 and (vi) such other items (A) required solely by reason of the participation of the Liberty Parties (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, have not had and would not have a Universal Material Adverse Effect.

          SECTION 3.04. Merger Subsidiaries. Since the date of their incorporation, the Merger Subsidiaries have not owned any assets and have not carried on any business or conducted any operations other than the execution of this Agreement, the performance of their obligations hereunder and matters ancillary thereto.

          SECTION 3.05. Vivendi Securities. All outstanding Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs are, and all Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs which may be delivered pursuant to this Agreement and the Deposit Agreement shall when delivered in accordance with this Agreement be, duly


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                                                                            11

authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs which may be delivered pursuant to this Agreement and the Deposit Agreement shall, when delivered in accordance with this Agreement, be free and clear of all Liens or Encumbrances (other than those (x) arising under this Agreement, (y) arising under any Federal or state securities laws or (z) created by any Liberty Party). Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Deposit Agreement (the "Deposit Agreement"), dated as of December 8, 2000, among Vivendi, the Bank of New York (the "Depositary") and all owners and beneficial owners from time to time of American Depositary Receipts of Vivendi. The Vivendi ADSs to be issued to the Liberty Parties pursuant to this Agreement will be issued by the Depositary (as defined in the Deposit Agreement) under the terms of the Deposit Agreement. The Deposit Agreement is in full force and effect and is enforceable in accordance with its terms. The Vivendi Shares underlying the Vivendi ADSs delivered to the Liberty Parties pursuant to this Agreement, when delivered, will be freely tradeable on the PSE.

          SECTION 3.06. Taxes. (a) None of the Universal Parties has taken any action that is reasonably likely to prevent any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (b) Vivendi is classified as a corporation for U.S. federal income tax purposes.

          (c) Vivendi is, and will be as of the Closing Date, in control of Universal France and each Merger Subsidiary within the meaning of Section 368(c) of the Code.

          (d) None of Vivendi, Universal France or any Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (e) None of Vivendi, Universal France, or any Merger Subsidiary is under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a foreign, federal or state court.

          (f) Taking into account the application of the special rules set forth in Treasury Regulations Section 1.367(a)-3(c)(3)(ii), (i) Vivendi or any "qualified subsidiary" (as defined in Treasury Regulations Section 1.367(a)-3(c)(5)(vii)) or any "qualified partnership" (as defined in Treasury Regulations Section 1.367(a)- 3(c)(5)(viii)) is currently engaged, and will have been engaged for the entire 36-month period immediately preceding the Closing Date, in an active trade or business outside the United States within the meaning of Treasury Regulations Section 1.367(a)-2T(b)(2) and (3) (the "Active Trade or Business"); and (ii) Vivendi (and, if applicable, the qualified subsidiary or qualified partnership engaged in the Active Trade or Business) does not have any plan or intention to substantially dispose of or discontinue such Active Trade or Business.

          (g) On the Closing Date, the fair market value of Vivendi, computed according to the special rules contained in Treasury Regulation Section 1.367(a)-3(c)(3)(iii)(B), will be at least equal to the fair market value of LPF and each of the Liberty Holding Entities.

          (h) Vivendi believes that it will not be a passive foreign investment company, as defined in Section 1297(a) of the Code (a "PFIC"), for its taxable year in which the Closing Date occurs and on the basis of facts presently known does not expect to become a PFIC for any subsequent taxable year.

          (i) Immediately after the Effective Time, (i) any USANi Shares held by the surviving corporations in the Mergers will be redeemed for USANi Liberty Distributed Interests of approximately equal value to the USANi Shares exchanged therefor, then (ii) the surviving corporations in the Mergers will contribute the USANi Liberty Distributed Interests to the Partnership in exchange for interests in the Partnership of approximately equal value to the USANi Liberty Distributed Interests contributed therefor.

          (j) At the Effective Time, neither Vivendi nor any Affiliate of Vivendi will have any plan or intention to cause any of the surviving corporations in the Mergers to transfer or otherwise dispose of (x) any of the USANi Shares, except as described in Section 3.06(i) hereof, or (y) any of the interests in the Partnership acquired as described in Section 3.06(i).

          SECTION 3.07. Absence of Certain Changes or Events. Since December 31, 2000, there has not been any Universal Material Adverse Change.

          SECTION 3.08. Financial Statements; Contingent Liabilities. The audited consolidated financial statements of Vivendi included in the Vivendi SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and with respect thereto, have been prepared in accordance with French generally accepted accounting principles ("French GAAP") applied on a consistent basis (except as may be indicated in the notes thereto); such financial statements present fairly, in all material respects, the consolidated financial position of Vivendi and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal year-end adjustments). Since the date of the most recent audited financial statements included in the Vivendi SEC Reports filed and publicly available prior to the date of this Agreement, except as Publicly Disclosed by Vivendi (including on the most recent consolidated balance sheet and the footnotes thereto included in the Vivendi SEC Reports Publicly Disclosed by Vivendi), Vivendi and its subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Vivendi and its subsidiaries or the footnotes thereto prepared in conformity with French GAAP, other than (i) liabilities incurred in the ordinary course of business, (ii) liabilities for Taxes and (iii) liabilities that would not, individually or in the aggregate, have a Universal Material Adverse Effect.

          SECTION 3.09. Litigation. Except as set forth on Schedule 3.14 to the Transaction Agreement or as disclosed in the Vivendi SEC Reports, there are not any (i) outstanding Judgments against or affecting a Universal Party or any of its Affiliates, or (ii) Proceedings pending or, to the knowledge of Vivendi, threatened against or affecting a Universal Party or any of its Affiliates by or against any Governmental Entity or any other Person, in each case, that in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay the Transactions, or that, individually or in the aggregate, could reasonably be expected to have a Universal Material Adverse Effect.

          SECTION 3.10. Foreign Private Issuer. Vivendi (a) is a "foreign private issuer" within the meaning of Rule 3b-4 of the Exchange Act and (b) with respect to the Vivendi ADSs is eligible to use Form 20-F under the Exchange Act.

          SECTION 3.11. Reports. Vivendi has filed with the PSE, the CMF and the COB true and complete copies of all material forms, reports, schedules, statements and other documents required to be filed by it under applicable French securities laws since December 31, 2000 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Vivendi Documents"). The Vivendi Documents have been made available to Liberty, and at the time filed, (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable French securities laws. Vivendi's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, and each other report filed by Vivendi since December 31, 2000, at the time filed,
(i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent revised or superseded by a later filed document, and (ii) complied in all material respects with the applicable requirements of Form 20-F under the Exchange Act.

          SECTION 3.12. Compliance with Laws. Except as disclosed in the Vivendi SEC Reports, the business of Vivendi has been and is presently being conducted in compliance with all Applicable Laws, including those relating to the environment, except for instances of noncompliance that, individually or in the aggregate, would not have a Universal Material Adverse Effect.

                                  ARTICLE IV

             Representations and Warranties of the Liberty Parties

          Each Liberty Party represents and warrants, subject to its compliance with Article II, to each Universal Party as follows:

          SECTION 4.01. Organization, Standing and Power. Each Liberty Party
(i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate or limited liability company power and authority (A) to own, lease and use as now owned, leased and used by it all of its assets and properties, (B) to conduct its business and operations as currently conducted and (C) to perform and comply with all the terms, covenants and conditions of this Agreement. Each Liberty Party is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where failure to be so qualified would not have a material adverse effect on the ability of the Liberty Parties to perform their obligations under this Agreement or on the ability of the Liberty Parties to consummate the Mergers and the other Transactions (a "Liberty Material Adverse Effect").

          SECTION 4.02. Authority; Execution and Delivery; Enforceability. Each Liberty Party has full power and authority (i) to execute and deliver this Agreement and (ii) to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each Liberty Party of this Agreement and the consummation by each Liberty Party of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate or limited liability company action, and no other corporate proceedings on the part of any Liberty Party are necessary to authorize this Agreement or the consummation of the Transactions. All of the holders of capital stock of the Liberty Holding Entities have approved this Agreement, the Mergers and the other Transactions, and no further action to approve this Agreement is necessary on the part of the holders of such capital stock. Each Liberty Party has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general equity principles regardless of whether such proceeding is considered in equity or at law.

          SECTION 4.03. No Conflicts; Consents. (a) The execution, delivery and performance by each Liberty Party of this Agreement does not, and the consummation of the Transactions will not (with or without the giving of notice or lapse of time, or both), conflict with or result in any breach or violation of or default under, or give rise to a right of or result in a termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of any Liberty Party under, any provision of (i) the Organizational Documents of any Liberty Party, (ii) any Contract, permit or franchise to which any Liberty Party is a party or by which any of their respective properties or assets is bound or is the beneficiary or (iii) any Judgment or any Applicable Law (including any applicable state takeover statute or other similar statute or regulation) applicable to any Liberty Party or their respective properties or assets, except that no representation or warranty is made herein with respect to (x) Applicable Laws of any jurisdiction located outside of the United States and the European Community ("Liberty Excluded Jurisdictions"), (y) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Liberty Material Adverse Effect and (z) the Articles of Association of multiThematiques (the "Articles of Association"), the multiThematiques Cooperation Agreement and the Option Agreements.

          (b) No material Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to any Liberty Party in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (provided, that no representation or warranty is made by a Liberty Party with respect to Consents from, or Filings with, any Governmental Entity in a Liberty Excluded Jurisdiction), other than
(i) compliance with and filings under the HSR Act, the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case if applicable, (ii) the filing of such reports as may be required under the securities laws of France, and with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Mergers and the other Transactions, (iii) the filing of the Certificates of Merger and the Certificate of Dissolution with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental laws, (v) such filings as may be required in connection with any Taxes, (vi) filings with the Ministry of Economy of France in connection with the liquidation of a foreign investment and (vii) such other items (A) required solely by reason of the participation of the Universal Parties (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, have not had and would not have a Liberty Material Adverse Effect.

          SECTION 4.04. Capitalization; Ownership and Validity of Shares. (a) The authorized and issued capital stock of each of the Liberty Holding Entities is set forth on Exhibit C hereto. The shares of capital stock of such Liberty Holding Entities are referred to herein as the "Liberty Shares". LPC owns of record all of the issued and outstanding Liberty Shares, and such Liberty Shares constitute all of the issued and outstanding shares of capital stock of the Liberty Holding Entities. All of the outstanding Liberty Shares are duly authorized, validly issued, fully paid and non-assessable. LPC owns all of the Liberty Shares free and clear of any Lien or Encumbrance (other than those (x) arising under the Shareholder Arrangements, (y) arising under any Federal or state securities laws or arising in connection with an Excluded Tax Liability or (z) created by any Universal Party (collectively, "Liberty Permitted Encumbrances")). There are no agreements or commitments of any kind by any Liberty Party or any of their Affiliates, including LPC and the Liberty Holding Entities, to issue any shares of capital stock of the Liberty Holding Entities, or any securities convertible into, or exercisable or exchangeable for the capital stock of the Liberty Holding Entities.

          (b) As of the date of this Agreement and immediately prior to the exchange contemplated by Section 2.01, the Liberty Holding Entities collectively own in the aggregate 40,000,000 USANi Shares, free and clear of any Encumbrances other than Liberty Permitted Encumbrances. After the exchange contemplated by Section 2.01 has been completed, (i) assuming that USAi complies with the Exchange Agreement, the Liberty Holding Entities collectively will own in the aggregate 38,694,982 USANi Shares (collectively, the "Liberty USANi Shares") and (ii) assuming USAi complies with the Exchange Agreement, the Liberty Holding Entities and Liberty HSN LLC Holdings, Inc. collectively will own in the aggregate 1,305,038 USAi Common Shares and the Liberty Parties set forth on Schedule II collectively will own 23,694,962 USAi Common Shares (collectively, the "Liberty USAi Shares"), in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances. Immediately following the USAi Share Exchanges, assuming that the USAi Share Exchange I is effected in full without regard to the proviso in Section 2.02(a)(i), and that USAi complies with the Exchange Agreement, Universal will own 25,000,000 Liberty USAi Shares and, immediately prior to the Effective Time, each of the Liberty Holding Entities will own the number of Liberty USANi Shares set forth next to its name in Schedule III hereto, in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances. Immediately following the Mergers, each of the surviving corporations of the Mergers will own the number of Liberty USANi Shares set forth next to its name in Schedule III hereto, in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances.

          (c) As of the date of this Agreement and immediately prior to the multiThematiques Acquisition, LPF owns, and immediately following the multiThematiques

Acquisition, Universal France will own, 4,921,250 multiThematiques Shares, in each case free and clear of any Encumbrances (other than those (x) arising under the multiThematiques Cooperation Agreement, the Articles of Association and the Option Agreements, (y) arising under any Federal, state or foreign securities laws or (z) created by any Universal Party). Except for (i) such 4,921,250 multiThematiques Shares, (ii) three shares held as directors' qualifying shares and (iii) as provided in the Call Option Agreement, the Articles of Association and the multiThematiques Cooperation Agreement, directly or indirectly, any capital stock or other ownership interest or any option or right to acquire any capital stock or other ownership interest in multiThematiques.

          SECTION 4.05. No Liabilities of the Liberty Holding Entities and LPF. (i) None of the Liberty Holding Entities or LPF has any material assets other than the Liberty USANi Shares and the Liberty USAi Shares in the case of the Liberty Holding Entities, or the multiThematiques Shares, the Loan Agreement and, the Call Option Agreement, and LPF's rights under the Articles of Association and the multiThematiques Cooperation Agreement, in the case of LPF, or any liabilities of any kind whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, other than the obligation to consummate the Mergers, the multiThematiques Transaction and the other Transactions, other than liabilities to be assumed by Universal France pursuant to Section 5.09 hereof, and other than liabilities (x) that are immaterial and (y) as to which the Universal Parties and their Affiliates have a reasonable likelihood of being fully indemnified by Liberty pursuant to
Article VIII below; (ii) upon consummation of the Mergers, the Universal Parties and their Affiliates will not have any obligation or liability in respect of any liabilities of any of the Liberty Holding Entities other than those described in the preceding clause (i) that are covered by the indemnification described in clause (i)(y); (iii) upon consummation of the multiThematiques Transaction, the Universal Parties and their Affiliates will not have any obligation or liability in respect of any liabilities of LPF, other than liabilities to be assumed by Universal France pursuant to Section
5.09 hereof, and other than those described in the preceding clause (i) that are covered by the indemnification described in clause (i)(y); and (iv) upon consummation of the Mergers, all of the capital stock of the Liberty Holding Entities shall have been converted, free of any Encumbrances other than Liberty Permitted Encumbrances. Notwithstanding the foregoing, no representation or warranty is made (and no indemnification obligation on the part of any Liberty Party shall be incurred or created) with respect to (a) any Transfer Taxes for which Vivendi is responsible pursuant to
Section 5.02(b), (b) any Tax liabilities resulting solely from the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof or the USAi Share Exchange I, (c) any Tax liabilities resulting solely from any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to Section 5.01(d) hereof, (d) any Tax liabilities for which Vivendi is responsible pursuant to Section 8.01(b)(iii), (e) any Tax liabilities resulting solely from a breach by Vivendi of any of its representations and warranties set forth in Sections 3.06(i) and 3.06(j), and
(f) any Tax liabilities (the "Excluded Tax Liabilities") resulting from any Merger or the multiThematiques Transaction being a taxable transaction to the relevant Liberty Holding Entity or LPF which result solely from any breach of any of the representations and warranties set forth in Sections 3.04 and 3.06, any breach by any Universal Party or any of their Affiliates of the covenants set forth in Section 5.05 or any action (other than any action contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement) taken by any Universal Party or any of their Affiliates after the Effective Time (other than any Tax liability which results solely from (x) any breach of the representations and warranties set forth in Section 4.06(c), (e) or (f) or any breach by any Liberty Party or any of their Affiliates of the covenants set forth in Section 5.05, (y) any action or unreasonable inaction by any Liberty Party or any of their Affiliates (other than due to an action or inaction contemplated by the Transaction Documents) or (z) any action or inaction of any Universal Party or any of their Affiliates contemplated by the Transaction Documents, including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement).

          SECTION 4.06. Taxes. (a) All material Returns required to be filed by or on behalf of each of the Liberty Holding Entities or LPF or with respect to the USANi Shares, the USAi Common Shares, the multiThematiques Shares or any other asset of LPF have been duly filed in a timely manner and all such Returns are true, complete and correct in all material respects. All Taxes shown to be due on such Returns and all Taxes otherwise due and payable have been timely paid in full or will be timely paid in full by the due date thereof. No material Tax liens have been filed with respect to the USANi Shares, the USAi Common Shares or with respect to the assets of the Liberty Holding Entities or LPF.

          (b) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any Taxes have been proposed, asserted or assessed against any Liberty Holding Entity, or LPF except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate would not have a Liberty Material Adverse Effect. The Federal income Tax Returns of LPF have been examined by and settled with the U.S. Internal Revenue Service or have closed by virtue of the applicable statute of limitations for all taxable years through 1992. All assessments for Taxes due and owing by each Liberty Holding Entity or LPF with respect to completed and settled examinations or concluded litigation have been paid. Except as set forth on Schedule 4.06(b), there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

          (c) None of the Liberty Holding Entities nor LPF has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Liberty Holding Entities nor LPF has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

          (d) None of the Liberty Holding Entities, nor LPF, as the case may be, has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related trans actions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers or the multiThematiques Transaction, as the case may be.

          (e) None of the Liberty Parties has taken any action that is reasonably likely to prevent any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (f) multiThematiques is not and will not have been at any time during the taxable year that includes the Closing Date a controlled foreign corporation, as defined in Section 957(a) of the Code, or a PFIC or a pass-through entity for U.S. Federal income tax purposes.

          (g) Each Liberty Holding Entity purchased all its

USANi Shares solely for cash and directly from USANi.

          (h) None of the Liberty Holding Entities or LPF have any current non-contingent liability for the Taxes of any Person under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i) None of the Liberty Holding Entities or LPF have any liabilities for the payment of any amounts as a result of being party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any Taxes, except pursuant to the terms of this Agreement.

          (j) Based on facts currently known as of the date of this Agreement, Liberty believes that (i) neither it nor any member of the Selling Affiliated Group is required to file a gain recognition agreement under
Section 367 of the Code with respect to any of the Mergers or the multiThematiques Transaction and therefore Liberty does not intend, as of the date of this Agreement, to file a gain recognition agreement with respect to any of the Mergers or the multiThematiques Transaction and (ii) each of the Mergers will qualify for tax-free treatment under Section 367 of the Code and therefore Liberty does not intend, as of the date of this Agreement, to report taxable income or gain with respect to any of the Mergers pursuant to Section 367 of the Code.

          SECTION 4.07. Investment Intent. The Liberty Parties are not acquiring the Vivendi ADSs to be received pursuant to Article II with a view to or for sale (as defined in the Securities Act) in connection with any distribution thereof within the meaning of the Securities Act except pursuant to an exemption therefrom or pursuant to an effective registration statement.

                                   ARTICLE V

                           Agreements and Covenants

     SECTION 5.01.  Reasonable Best Efforts.  (a) On the
terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to cause the Closing to occur as soon as practicable after the date hereof (but subject to the satisfaction of the conditions set forth in Article VI).

        (b) Prior to the Closing each party hereto (at its own expense) shall use its reasonable best efforts to obtain all consents and approvals from third parties necessary or appropriate to permit the consummation by such party of the Transactions.

          (c) Following the date hereof, each party hereto shall file promptly any forms required under applicable law and take any other action reasonably necessary in connection with obtaining any approvals and the expiration or termination of any waiting periods under the HSR Act and the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case to the extent applicable to the Transactions.

          Notwithstanding anything to the contrary contained herein, neither Liberty nor Vivendi nor any of their respective Affiliates shall be required by this Section 5.01 to: (i) pay any consideration that is not de minimus,
(ii) surrender, modify or amend in any respect any material license or contract (including this Agreement, the Shareholders Arrangements or the Transaction Documents), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any assets, (iv) agree to any limitations on any such person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights or ownership, possession and use of any asset now owned or hereafter acquired by any such person, or (v) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other person that are materially adverse or burdensome.

          (d) In the event that notification under the EC Merger Regulation, or under the merger regulations of individual countries in Europe, is necessary for the consummation of the multiThematiques Transaction, and the European Commission elects to extend its inquiry beyond a "phase I" inquiry, or another comparable commission elects a similar inquiry that would otherwise similarly delay the Closing, then the parties shall negotiate in good faith to enter into such amendments of this Agreement as may be required so that: (i) the obligations of the parties to consummate the Transactions shall not be subject to any approvals or the expiration or termination of any waiting periods under the EC Merger Regulation or the merger regulation of such individual country in Europe necessary for the consummation of the multiThematiques Transaction and the Closing Date shall not be delayed until such approvals are obtained or such waiting periods have expired or terminated; and (ii) Liberty will receive all the economic benefits of the multiThematiques Transaction on the Closing Date; provided, however, that if Vivendi shall propose such an arrangement pursuant to which the Liberty Parties will receive on the Closing Date the same number of Vivendi ADSs, in the same manner, and on the same terms and conditions as provided in this Agreement, and subject to no restrictions other than those to which they would be subject if this Section 5.01(d) were not applicable, then the parties hereto shall execute such appropriate amendments of this Agreement as may be required to effect such arrangement.

          (e) Vivendi shall obtain all consents, approvals, releases or waivers, as applicable, with respect to the right of first refusal under
Section 5.2 of the multiThematiques Cooperation Agreement and the first and second rank preemptive right under Article 13 of the Articles of Association, in each case necessary for the consummation of the multiThematiques Transaction, and shall ensure that no shareholder of multiThematiques asserts such right of first refusal or preemptive rights. Vivendi shall use its reasonable best efforts to obtain such consents, approvals, releases or waivers, as applicable, as promptly as practicable so as not to delay the Closing Date.

          SECTION 5.02. Expenses; Transfer Taxes. (a) Whether or not the Closing takes place, and except as set forth in Article VIII, all costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the Transactions shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Section 5.01.

          (b) All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Mergers or the multiThematiques Transaction, as the case may be, shall be paid by the applicable Liberty Holding Entity, or LPF, as the case may be, out of its own funds. All other Transfer Taxes incurred in connection with the Transactions shall be shared equally between the Liberty Parties, on the one hand, and Vivendi, on the other hand. The Liberty Parties, the Merger Subsidiaries, Universal France, Universal and Vivendi shall cooperate in preparing, executing and filing any Returns with respect to such Transfer Taxes.

          SECTION 5.03. Publicity. From the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange or commission (in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance); provided, however, that a party may make internal announcements to its and its Affiliates' employees that are consistent with the parties' prior public disclosures regarding the Transactions.

          SECTION 5.04. Further Assurances. From time to time prior to and after the Closing, as and when reasonably requested by another party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.01), as such other party may reasonably deem necessary or desirable to consummate the Transactions. From the date hereof until the Effective Time, Liberty and the Liberty Holding Entities shall, and shall cause the officers, directors, employees and agents of such parties to, afford the officers, employees and agents of Vivendi reasonable access at all reasonable times to the books and records of the Liberty Holding Entities.

          SECTION 5.05. Tax Treatment. (a) The parties intend each of the Mergers and the multiThematiques Transaction to qualify as a reorganization under Section 368(a) of the Code. Each party and its Affiliates shall use reasonable efforts to cause the Mergers and the multiThematiques Transaction to so qualify. Each of the parties hereto and each of their respective Affiliates shall not take (or cause to be taken) any action and shall not fail to take (or cause not to be taken) any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (b) Each of the parties and its Affiliates will comply with all reporting and record-keeping requirements applicable to each of the Mergers and the multiThematiques Transaction which are prescribed by the Code, by Treasury Regulations thereunder, or by forms, instructions, or other publications of the Internal Revenue Service. None of the parties or any of their Affiliates will take any position on any foreign, federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of each of the Mergers and the multiThematiques Transaction as a separate reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code).

          SECTION 5.06. Tax Matters. From the date hereof through the Closing Date, (i) each Liberty Holding Entity and LPF will file all Returns ("Post-Signing Returns") required to be filed by them in a timely manner, (ii) timely pay all Taxes due and payable in respect of such Post- Signing Returns,
(iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all Taxes payable by such entity for which no Post-Signing Return is due prior to the Closing Date; (iv) promptly notify Universal of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to any Liberty Holding Entity or LPF in respect of any Tax and not settle or compromise any such Action without Universal's consent; (v) not make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business; and (vi) cause all existing Tax sharing agreements, Tax indemnity obligations and similar agreements, arrangements and practices with respect to Taxes to which any Liberty Holding Entity or LPF is a party or by which any Liberty Holding Entity or LPF is otherwise bound to be terminated as of the Closing Date so that after such date none of the Liberty Holding Entities nor LPF shall have any further rights or liabilities thereunder.

          SECTION 5.07. Resignation of multiThematiques Directors. LPF shall cause each member of the Board of Directors of multiThematiques whose appointment was proposed by LPF under the multiThematiques Cooperation Agreement to deliver to multiThematiques (with copies to Universal) on the Closing Date, (i) such director's duly signed written resignations, (ii) a full release of liability resulting solely from termination of the employment agreement, if any, of such resigning director, effective immediately after such closing, and (iii) to surrender any director's qualifying shares in multiThematiques held by such resigning director.

          SECTION 5.08. Vivendi Securities. Vivendi shall use its reasonable best efforts to ensure that, after the Closing Date, upon issuance by the Depositary to the Liberty Parties or their permitted transferees of Vivendi Shares in exchange for Vivendi ADSs in accordance with the terms of the Deposit Agreement, such Vivendi Shares shall be freely tradeable on the PSE (or such other principal exchange upon which the Vivendi Shares are then listed or traded).

          SECTION 5.09. Put Option Agreements. Universal France shall assume the obligations of LPF under the multiThematiques Cooperation Agreement, the Option

Agreements and the Loan Agreement and any other obligations in respect of any multiThematiques shareholder arrangements to which LMI and/or LPF, on the one hand, and Vivendi and/or one or more of its Affiliates, on the other hand, are parties, in each case relating to periods after the Closing Date, and shall use its reasonable best efforts to cause LMI and LPF to be released from such obligations.

                                  ARTICLE VI

                             Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation. The obligation of each party to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions of each party may be waived by such party to the extent permitted by law:

          (a) Other than such Consents, registrations, declarations or filings the failure of which to obtain would not have a Universal Material Adverse Effect or a Liberty Material Adverse Effect, all Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred and continue to be in effect, including any approvals and the expiration or termination of any waiting periods under the HSR Act and, subject to Section 5.01(d), the EC Merger Regulation and the merger regulations of individual countries in Europe, to the extent applicable to the Transactions.

          (b) No Applicable Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

          (c) All conditions set forth in Article V of the Transaction Agreement shall have been satisfied in accordance with their terms or irrevocably waived and the Closing (as defined in the Transaction Agreement) shall occur in accordance with the terms of the Transaction Agreement and each of the Transaction Documents in the form attached thereto concurrently with the Closing of the Transactions.

          SECTION 6.02. Conditions to the Obligations of the Universal Parties. The obligation of the Universal Parties to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions may be waived by Universal and the Merger Subsidiaries to the extent permitted by law:

          (a) Except to the extent that the failure of such representations and warranties to be true and correct, in the aggregate, would not have a Liberty Material Adverse Effect: the representations and warranties of the Liberty Parties made in this Agreement, without regard to any materiality or Liberty Material Adverse Effect qualification, as of the date hereof and in the case of the representations and warranties set forth in Section 4.01, 4.02, 4.03 (only with respect to the Organizational Documents referred to therein), 4.04, 4.05, 4.06 and 4.07, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Universal shall have received a certificate signed by an executive officer of Liberty to such effect.

          (b) The Liberty Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Liberty Parties by the Closing Date, and Universal shall have received a certificate signed by an authorized officer of Liberty to such effect.

          SECTION 6.03. Conditions to the Obligations of the Liberty Parties. The obligation of the Liberty Parties to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions may be waived by the Liberty Parties to the extent permitted by law:

          (a) Except to the extent that the failure of such representations and warranties to be true and correct, in the aggregate, would not have a Universal Material Adverse Effect: the representations and warranties of the Universal Parties made in this Agreement, without regard to any materiality or Universal Material Adverse Effect qualification, shall be true and correct as of the date hereof and, in the case of the representations and warranties set forth in Sections 3.01, 3.02, 3.03 (only with respect to the Organizational Documents referred to therein), 3.04, 3.05 and 3.06, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Liberty shall have received a certificate signed by an executive officer of Universal to such effect.

          (b) The Universal Parties shall have performed or complied in all respects with all obligations and covenants set forth in Section 5.01(e) and in all material respects with all other obligations and covenants required by this Agreement to be performed or complied with by the Universal Parties by the Closing Date, and Liberty shall have received a certificate signed by an authorized officer of Universal to such effect.

          (c) The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been initiated or, to the knowledge of the Universal Parties, threatened by the SEC. The issuance of the Vivendi ADSs to the Liberty Parties pursuant to this Agreement shall have been qualified under applicable state securities laws. Such Vivendi ADSs shall have been accepted for listing on the New York Stock Exchange, subject to official notice of issuance.

          (d) The Tax Distribution referred to in Section 4.20 of the Transaction Agreement shall have been made.

                                  ARTICLE VII

                                  Termination

          SECTION 7.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Mergers and the other Transactions abandoned at any time prior to the Effective Time:

          (i) by mutual written consent of the parties hereto;


          (ii) by any party hereto if the Transaction Agreement is terminated;

          (iii) by either party if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Judgment restraining, enjoining or otherwise prohibiting any of the Transactions and such Judgment shall have become final and nonappealable; or

          (iv) by any party hereto, if the Closing does not occur on or prior to September 30, 2002;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

          (b) In the event of termination by a party pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other parties, and the Transactions shall be terminated without further action by any party. If this Agreement is terminated as provided herein, each party shall return all documents and other material received from any other party relating to the Transactions, whether so obtained before or after the execution hereof.

          SECTION 7.02. Effect of Termination. (a) If this Agreement is terminated and the Transactions are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.02 relating to certain expenses,
(ii) Section 5.03 relating to publicity, (iii) Section 7.01 and this Section
7.02 relating to termination and (iv) Article VIII relating to indemnification. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                                 ARTICLE VIII

                                Indemnification

          SECTION 8.01. Indemnification. (a) Liberty hereby agrees to indemnify and hold harmless the Universal Parties and their Affiliates from and against (but without duplication) (i) any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all Taxes and all reasonable attorneys' fees and expenses, net of Tax benefits as and when realized and any recovery from any third party including, without limitation, insurance proceeds and taking into account Tax costs as and when suffered, directly or indirectly, by the Universal Parties and their Affiliates ("Losses"), arising out of a breach of any representation or warranty set forth in Section 4.04,
4.05 or 4.06 or any covenant of any Liberty Party set forth in Section 5.05,
(ii) any other liability including liability for Taxes of any of the Liberty Holding Entities relating to the period or portion thereof ending at or prior to the Effective Time, (iii) any other liability, including liability for Taxes, of or in respect of LPF other than liability of LPF assumed pursuant to Section 5.09 hereof, (iv) all liability for Transfer Taxes for which any Liberty Party is responsible pursuant to Section 5.02(b) and (v) any liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provisions under state, local or foreign Tax laws or regulations for periods or portions thereof ending on or prior to the Closing Date, in the case of each of the preceding clauses (i) through (v) without regard to materiality, other than, in the case of those preceding clauses, any Loss or other liability for (t) any Tax liabilities for which Vivendi is responsible pursuant to Section 8.01(b)(iii), (u) any Tax liabilities resulting solely from a breach by Vivendi of any of its representations and warranties set forth in Sections 3.06(i) and 3.06(j), (v) Transfer Taxes for which Vivendi is responsible pursuant to Section 5.02(b), (w) any Tax liabilities resulting solely from the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof or, if consummated, the USAi Share Exchange I, (x) any Tax liabilities resulting solely from any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to Section 5.01(d) hereof, (y) an Excluded Tax Liability and (z) any Loss arising as a result of such indemnified person's equity ownership of USANi relating to the period prior to the Effective Time. If a claim by a third party is made against a Universal Party, and if such Universal Party intends to seek indemnity with respect thereto under this Section, such Universal Party shall promptly notify Liberty in writing of such claims setting forth such claims in reasonable detail; provided that the failure to so notify Liberty shall not limit such Universal Party's rights to indemnity except to the extent Liberty is materially prejudiced thereby. Liberty shall as promptly as practicable, and in any event no later than 20 days after receipt of such notice, undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Universal Parties shall cooperate with it in connection therewith; provided, however, that the Universal Parties may participate in such settlement or defense through counsel chosen by the Universal Parties, provided that the fees and expenses of such counsel shall be borne by the Universal Parties unless the Universal Parties shall have reasonably determined that representation by the same counsel would be inappropriate under applicable standards of appropriate conduct due to actual or potential differing interests between the Universal Parties and Liberty, and in that event, the fees and expenses of such counsel shall be paid by Liberty. If Liberty assumes such defense, the Universal Parties shall have the right to participate in the defense thereof and to employ counsel, at their own expense (subject to the preceding sentence), separate from the counsel employed by Liberty, it being understood that Liberty shall control such defense. In the event that Liberty assumes such defense, the Universal Parties shall cooperate with Liberty in such defense and make available to Liberty, at Liberty's expense, all pertinent records, materials and information in their possession or under their control relating thereto as is reasonably required by Liberty. The Universal Parties shall not pay or settle any claim which Liberty is contesting without the prior written consent of Liberty, which consent shall not be unreasonably withheld. Liberty shall not settle any claim unless such settlement (i) contains an unconditional release of the Universal Parties and their Affiliates from any and all liability with respect to such third party claim and (ii) does not otherwise impose new or additional limitations or restrictions on any Universal Party or any of their Affiliates, without the prior written consent of Universal which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Universal Parties shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor from Liberty. If Liberty does not notify a Universal Party within 20 days after the receipt of such Universal Party's notice of a claim of indemnity regarding a third party claim hereunder that it elects to undertake the defense thereof, such Universal Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          (b)(i) In the event that any Merger is taxable to LPC or any other member of the Selling Affiliated Group or the multiThematiques Transaction is taxable to LMI, LPF or any other member of the Selling Affiliated Group, in each case as a result of a breach of any of the representations and warranties set forth in Sections 3.04 and 3.06 or any of the covenants of the Universal Parties set forth in Section 5.05 or any action (other than any action contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement) taken by any of the Universal Parties after the Effective Time (other than any Tax liability that results solely from (x) a breach of the representations and warranties set forth in Section 4.06(c), (e) or (f) or any breach by any Liberty Party of the covenants set forth in Section 5.05 or (y) an action or unreasonable inaction by any Liberty Party (other than due to an action or inaction contemplated by the Transaction Documents), or any action or inaction of the Universal

Parties contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement, Vivendi shall indemnify and hold harmless LPC, LMI, LPF, and such other members of the Selling Affiliated Group, as applicable, on an after-Tax basis for the amount of any resulting Adjustments on any Return filed in respect of such indemnified party. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(b)(i) as adjustments to the consideration paid in the Mergers or the multiThematiques Transaction, as applicable.

          (ii) Vivendi shall indemnify and hold harmless the Liberty Parties on an after-Tax basis for the amount of any Adjustments on any Return filed or to be filed in respect of such indemnified parties that result solely from
(a) the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof and, if consummated, the USAi Share Exchange I, (b) any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to Section 5.01(d) hereof, and/or (c) a breach of any of the representations and warranties set forth in Sections 3.06(i) and 3.06(j) hereof. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to clauses (a) and (c) of this Section 8.01(b)(ii) as adjustments to the consideration paid in the Mergers and indemnity payments pursuant to clause (b) of this Section 8.01(b)(ii) as adjustments to the consideration paid in the multiThematiques Transaction.

          (iii) Unless, as of the Closing Date, at least 35% of the Common Interests (as defined in the Partnership Agreement) are held in the aggregate by Vivendi or one or more Affiliates of Vivendi (other than the surviving corporations of the Mergers) who are members of the same "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) with the surviving corporations of the Mergers and Vivendi, Vivendi shall indemnify and hold harmless the Liberty Parties on an after-Tax basis for the amount of any Adjustments on any Return filed in respect of such indemnified parties that result solely from any of the Mergers failing to qualify as a reorganization within the meaning of Section 368(a) of the Code solely as a result of the transactions contemplated by Sections 2.02 and 2.03(a) of the Transaction Agreement. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(b)(iii) as adjustments to the consideration paid in the Mergers.

          (c) Gain Recognition Agreements; Indemnity. If Liberty (or another member of the Selling Affiliated Group) becomes a five-percent shareholder (within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii)) of Vivendi in connection with the Mergers and/or the multiThematiques Transaction solely as a result of the receipt of Vivendi ADSs in connection with (i) the Transactions, (ii) any indemnification payment made pursuant to Section 8.01(b) or (iii) any purchases of Vivendi ADSs made by any Liberty Party directly from Vivendi in connection with the Transactions (a "Five-Percent Shareholder Event") and is required, solely as a result of such Five-Percent Shareholder Event, to enter into one or more gain recognition agreements under
Section 367 of the Code (including any new gain recognition agreements that Liberty (or another member of the Selling Affiliated Group) may be required to enter into as a result of any nonrecognition transfer described in Treasury Regulations Sections 1.367(a)-8(g)(2) or (3)) with respect to the Mergers and/or the multiThematiques Transaction, Vivendi will, effective as of the date of such Five-Percent Shareholder Event, indemnify and hold harmless Liberty (the "GRA Indemnity), on an after-Tax basis, for the amount of any Adjustments on any Return filed by Liberty or any other member of the Selling Affiliated Group which are required to be made as a result of any gain triggered pursuant to such gain recognition agreements (or new gain recognition agreements) solely as a result of any action taken by Vivendi or any of its Affiliates after the Effective Time (other than any action or inaction contemplated by the Transaction Documents (except for any action contemplated by Section 3.06(i) of this Agreement)); provided, however, that for purposes of this Section 8.01(c), the determination of whether Liberty (or another member of the Selling Affiliated Group) is a five-percent shareholder shall be made by taking into account only those Vivendi Securities acquired pursuant to clauses (i), (ii) and/or (iii) above. If the GRA Indemnity becomes effective, (i) Vivendi agrees to notify Liberty of any action taken by it or any of its Affiliates that has caused, or will cause, gain to be recognized under such gain recognition agreements (or new gain recognition agreements) and (ii) if Vivendi or any of its Affiliates have consummated, or consummate, any nonrecognition transfer that is described in Treasury Regulations ss.ss. 1.367(a)- 8(g)(2) or (3), Vivendi shall provide timely notice to Liberty of such nonrecognition transfer so Liberty (or another member of the Selling Affiliated Group) may comply with the reporting requirements set forth in such sections of the Treasury Regulations, and Vivendi will cause Liberty to be informed of any subsequent disposition of property within the meaning of Treasury Regulations ss. 1.367(a)-

8(g)(2)(iv). To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(c) as adjustments to the consideration paid in the Mergers or the multiThematiques Transaction, as applicable.

            (d) Vivendi shall make (x) any indemnification payments pursuant to Sections 8.01(b)(i), 8.01(b)(iii) and 8.01(c) hereof within thirty
(30) calendar days after the later of (i) the filing of any Return, or any amended Return, as applicable, including the income or gain recognized that created the applicable Adjustment, and (ii) the date (the "Indemnification Notice Date") Vivendi receives written notice from Liberty, or any of its Affiliates, which notice shall include a certificate setting forth in reasonable detail the calculation and nature of such adjustment (an "Indemnification Notice") demanding payment of such indemnity, and (y) any indemnification payments pursuant to Section 8.01(b)(ii) within 30 calendar days after the date Vivendi receives an Indemnification Notice from Liberty or any of its Affiliates demanding payment of such indemnity. To the extent any indemnification payment is not paid by Vivendi within such 30-day period, as applicable, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. Any indemnification payments to be made by Vivendi pursuant to Sections 8.01(b) and (c) and any additional interest amounts to be paid pursuant to this
Section 8.01(d) shall be made by delivering shares of Vivendi ADSs. Any shares of Vivendi ADSs shall be valued based on the average of the daily closing prices (as of 4:00 p.m. eastern time) per share of Vivendi ADSs as reported on the New York Stock Exchange (as published in the Wall Street Journal, or if not published therein or incorrectly published therein, in another authoritative source mutually selected by Vivendi and Liberty) for the ten consecutive trading days ending on the second trading day prior to the Indemnification Notice Date. All such Vivendi ADSs shall be duly authorized, fully paid, and non-assessable.

          SECTION 8.02. Survival. The representations, warranties, covenants and agreements contained in this Agreement or in any certificates delivered pursuant to Article VI shall survive the Closing and shall terminate on March 31, 2003, except for (i) those contained in Sections 3.04, 3.05, 4.04 and 4.05, which shall not terminate and (ii) those relating to Taxes (including, but not limited to those contained in Sections 3.06, 4.06, 5.05, 5.06 and 8.01) which shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extensions thereof). Notwithstanding the foregoing, those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

                                  ARTICLE IX

                           Restrictions on Transfers

          SECTION 9.01. Restrictions on Transfers. (a) From the date of this Agreement to the date that is 18 months after the Closing Date, the Liberty Parties agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that Transfers, in whole or in part, any of the economic consequences of ownership of, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement with respect to the Vivendi Securities to be received pursuant to
Article II; provided, however, that this Section 9.01 shall cease to apply to:

          (i) 18,300,000 Vivendi Securities, on and after the Closing Date;

          (ii) an additional 9,543,218 Vivendi Securities, on and after the date that is 12 months after the Closing Date; and

          (iii) any additional Vivendi Securities issued pursuant to this Agreement, on and after the date that is 18 months after the Closing Date;

without, in each case, the prior written consent of Vivendi. Notwithstanding the foregoing, with respect to the 18,300,000 Vivendi Securities referred to in clause (i) above, the Liberty Parties may enter into swaps, hedges or other arrangements ("Hedges") that Transfer, in whole or in part, any of the economic consequences of ownership of such Vivendi Securities prior to the Closing Date; provided, that the number of Vivendi Securities so Hedged on any day does not exceed twice the average worldwide daily trading volume for Vivendi Securities during the five trading days preceding such day.

          (b) It shall be a condition to any Transfer not prohibited by this
Article IX that such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws.

          (c) The Liberty Parties acknowledge and understand that the certificates representing the Vivendi Securities to be received pursuant to
Article II will bear an appropriate legend regarding the transfer restrictions set forth in this Article IX.

          SECTION 9.02. Transfers Permitted at any Time. At any time and from time to time, any Liberty Party may Transfer all or any portion of the Vivendi Securities received pursuant to Article II to a wholly owned subsidiary of Liberty that agrees in writing to be bound by this Article IX.

                                   ARTICLE X

                                  Standstill

          SECTION 10.01. Standstill. (a) Each Liberty Party agrees that, prior to the earliest of (i) the fourth anniversary of the Closing Date, (ii) the sale of all or substantially all of the assets of Vivendi and its subsidiaries to another Person other than a subsidiary of Vivendi or (iii) the effective time of any merger or consolidation of Vivendi with or into any other Person, other than a merger or consolidation in which a majority of the shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time (the "Restricted Period"), it and its Affiliates will not, in any manner, whether publicly or otherwise, directly or indirectly, without the prior written consent of Vivendi, unless specifically requested in writing by the CEO of Vivendi or by a resolution of a majority of the board of directors of Vivendi:

          (i) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of
     (A) any voting securities if immediately after such acquisition, the voting securities beneficially owned, in the aggregate, by Liberty and its Affiliates would exceed five percent (5%) of the outstanding voting securities of Vivendi or (B) any significant assets of Vivendi, or any of its subsidiaries (other than assets acquired in the ordinary course of business); provided, however, that this clause shall not be deemed to be violated by the indirect acquisition of voting securities of Vivendi as a result of an acquisition by a Liberty Party of another Person that holds such voting securities so long as the voting securities of Vivendi held by such Person do not exceed 1% of such Person's total assets;

          (ii) propose to enter into, directly or indirectly, any merger, tender offer or other business combination or similar transaction involving Vivendi or any of its subsidiaries (including a purchase of a material portion of their assets);

          (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Regulation 14A ("Regulation 14A") under the Exchange Act but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") to vote, or seek to advise or influence any Person with respect to the voting of, any securities of Vivendi or any of its subsidiaries, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") whether or not such solicitation is subject to regulation under Regulation 14A;

          (iv) grant any proxy with respect to any voting securities of Vivendi (other than to Vivendi, its Affiliates or the CEO of Vivendi);

          (v) call, or seek to call, a meeting of Vivendi's shareholders or initiate any shareholder proposal for action by shareholders of Vivendi;

          (vi) bring any action or otherwise act to contest the validity of this Article X or seek a release of the restrictions contained herein;

          (vii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Vivendi or any of its subsidiaries or deposit any voting securities of Vivendi in a voting trust or subject any voting securities of Vivendi to any arrangement or agreement with respect to the voting of such voting securities or other agreement having similar effect;

          (viii) otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or the board of directors of Vivendi or the business, operations or policies of Vivendi;

          (ix) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person (other than Liberty's financial advisors or directors, officers, employees, agents, advisors or representatives) regarding a business combination involving Vivendi, any other purchase of any voting securities involving Vivendi, or significant assets of Vivendi;

          (x) disclose any intention, plan or arrangement inconsistent with the foregoing; or

          (xi) advise or assist any other Person in connection with any of the foregoing.

Each Liberty Party also agrees that, during the Restricted Period, neither it nor anyone acting on its behalf will (x) request Vivendi or any of its directors, officers, employees, agents, advisors or representatives, directly or indirectly, to amend or waive any provision of this Article X (including this sentence) or (y) take any action which might require Vivendi to make a public announcement regarding the possibility of a business combination, merger or extraordinary transaction.

          (b) Notwithstanding Section 10.01(a), Liberty or any of its Affiliates shall be permitted during the Restricted Period to submit a proposal addressed to the board of directors of Vivendi that proposes a merger or other business combination involving Vivendi if (i) Vivendi shall have publicly announced that it has entered into a definitive agreement providing for: (A) any acquisition from Vivendi or from one or more stockholders thereof (by tender or exchange offer or other public offer), or both, more than 50% of the outstanding voting or equity securities of Vivendi, (B) any acquisition of all, or substantially all, the assets of Vivendi and its subsidiaries or (C) a merger, consolidation, statutory share exchange or similar transaction between or involving Vivendi and another Person (other than a merger or consolidation in which a majority of the voting shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time); or (ii) any Person shall have commenced a tender offer or exchange offer that is likely to result in any Person or group beneficially owning 50% or more of the voting securities of Vivendi; provided, that in the case of this clause (ii), the right to make a proposal pursuant to this Section 10.01(b) shall cease upon the withdrawal or termination of such unsolicited tender offer or exchange offer or proposal unless Liberty or any of its Affiliates shall have submitted a proposal prior to such withdrawal or termination.

                                  ARTICLE XI

                              Registration Rights

          SECTION 11.01. Registration Rights. As soon as practicable after execution of this Agreement, Vivendi shall (i) prepare and cause to be filed with the SEC under the Securities Act a registration statement on Form F-3 (or other appropriate form) (the "Registration Statement") registering under the Securities Act the resale by the Liberty Parties of the Vivendi ADSs received by such Liberty Parties pursuant to this Agreement (the "Registrable Securities"), (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective simultaneous with the Closing and (iii) shall use its reasonable best efforts to maintain such Registration Statement effective for a period (the "Effective Period") of two years following the Closing Date or, if earlier, until all Registrable Securities covered thereby have been disposed of. In addition to such registration under the Securities Act, as soon as practicable after the execution of this Agreement, Vivendi shall use its reasonable best efforts to register or qualify the resale of such Vivendi ADSs under the securities or "blue sky" laws of such jurisdictions as Liberty shall reasonably request. Vivendi shall cause such Vivendi ADSs to be listed for trading on the New York Stock Exchange.

          SECTION 11.02. Blackout Periods. (a) Prior to the end of the Effective Period, if Vivendi determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Vivendi or any of its subsidiaries or would require premature disclosure thereof, Vivendi shall be entitled to (i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by Vivendi pursuant to Section 11.01 or (ii) elect that the Registration Statement not be used, in either case, for a reasonable period of time, but not to exceed an aggregate of 90 days in any consecutive 12-month period (a "Section 11.02(a) Period").

          (b) The period for which the Registration

Statement shall be kept effective pursuant to Section 11.01(a) shall be extended by a number of days equal to the number of days of any Section 11.02(a) Period occurring during such period.

          (c) Vivendi will notify Liberty, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of Vivendi's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Liberty, prepare and furnish at Vivendi's expense a reasonable number of copies of an amendment or supplement to such Registration Statement or related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) Each Liberty Party agrees that, upon receipt of any notice from Vivendi of the happening of any event of the kind described in Section 11.02(c), such Liberty Party will forthwith discontinue disposition of Registrable Securities pursuant to the prospectus or Registration Statement covering such Registrable Securities until such Liberty Party's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.02(c), and, if so directed by Vivendi, such Liberty Party will deliver to Vivendi (at Vivendi's expense) all copies, other than permanent file copies then in such Liberty Party's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Vivendi shall give any such notice, the period for which the Registration Statement shall be kept effective pursuant to Section 11.01(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 11.02(c) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 11.02(c).

          (e) In connection with the Registration Statement, Vivendi shall:
(i) use its best efforts to comply with all applicable rules and regulations of the SEC in connection with the Registration Statement; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective during the Effective Period;
(iii) notify Liberty of any stop order issued or, to the best knowledge of Vivendi, threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered; and (iv) take such other actions as Liberty may reasonably request to effect the disposition of the Registrable Securities pursuant to the Registration Statement.

          (f) Vivendi shall pay all registration expenses with respect to the Registration Statement. Notwithstanding the foregoing, each Liberty Party selling Registrable Securities shall be responsible for its own internal administrative and similar costs, the legal fees and expenses of its own counsel and all underwriting discount and underwriting commissions and transfer Taxes, if any, in connection with the sale of Registrable Securities.

                                  ARTICLE XII

                                 Miscellaneous

          SECTION 12.01. Approval of Transactions. The parties hereto acknowledge that in Section 8.01 of the Transaction Agreement they have approved of and consented to the Transactions.

          SECTION 12.02. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing (including a facsimile or similar writing) and shall be given to a party hereto at the address or facsimile number set forth for such party on Schedule
12.02 or as such party shall at any time otherwise specify by notice to each of the other parties to such agreement or instrument. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five Business Days (or, if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mails with first-class postage prepaid, addressed as aforesaid, (except that notice of change of address will not be deemed given until received) or (iii) if given by any other means, when delivered at the address specified pursuant hereto.

          SECTION 12.03. No Third Party Beneficiaries. The terms of this Agreement are not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto, other than, with respect to the provisions of Article VIII hereof, each indemnified person.

          SECTION 12.04. Waiver. No failure by any party to this Agreement to insist upon the strict performance of any covenant, agreement, term or condition hereof or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party to this Agreement, by notice given in accordance with
Section 12.02, may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations under this Agreement, or any duty, obligation or covenant of any other party hereto. No waiver shall affect or alter the remainder of this Agreement and each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

          SECTION 12.05. Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that after the Closing, Vivendi or Liberty may assign its rights and obligations hereunder by operation of law or in connection with the transfer of all or substantially all of its assets or may assign its rights hereunder to any of its subsidiaries so long as such party remains responsible for all of its obligations hereunder.

          SECTION 12.06. Integration. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection with the subject matter hereof and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

          SECTION 12.07. Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

          SECTION 12.08. Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          SECTION 12.09. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

          SECTION 12.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof, except to the extent the laws of the State of Delaware are mandatorily applicable to the Merger.

          SECTION 12.11. Jurisdiction. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the Transactions. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address in accordance with Section 12.02 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.11. Vivendi and Universal France hereby appoints Vivendi Universal U.S. Holding Co., 800 Third Avenue, 7th Floor, New York, New York 10022, Attention: President as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based upon this Agreement or the Transactions that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Vivendi and Universal France represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and Vivendi agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as Vivendi's or Universal France's agent for service of process, such party shall appoint without delay another such agent and notify Liberty of such appointment in the manner provided in Section
12.02 for the giving of notices. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in
Section 12.02 for the giving of notices (substituting the address set forth above in this Section 12.11) and written notice of such service to Vivendi and Universal France given as provided in Section 12.02 shall be deemed, in every respect, effective service of process upon Vivendi and Universal France. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 12.12. Specific Performance. Each of the parties to this Agreement agrees that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching parties may be entitled, at law or in equity, the nonbreaching parties may be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

          SECTION 12.13. Amendments. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 12.14. Interpretation. References in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this

Agreement unless the context shall otherwise require. All Annexes, Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein as if set forth in full herein. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

          SECTION 12.15. Adjustment of Share Numbers. If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement shall be adjusted to the number and types of shares of such capital stock that a holder of such number and types of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number and types of shares immediately prior to the record date for, or effectiveness of, such event.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                        VIVENDI UNIVERSAL, S.A.,

                                        By  /s/ Jean-Marie Messier
                                          ------------------------------------
                                          Name:   Jean-Marie Messier
                                          Title:  Chairman and CEO


                                        UNIVERSAL STUDIOS, INC.,

                                        By /s/ Guillaume Hannezo
                                          ------------------------------------
                                          Name:  Guillaume Hannezo
                                          Title: Special Power of Attorney


                                        LIGHT FRANCE ACQUISITION 1, S.A.S.,

                                        By  /s/ Jean-Marie Messier
                                          ------------------------------------
                                          Name:   Jean-Marie Messier
                                          Title:  On behalf of Vivendi
                                                  Universal, S.A., Chairman


                                        NYCSPIRIT CORP. II,
                                        NYCSPIRIT CORP. III,
                                        NYCSPIRIT CORP. IV,
                                        NYCSPIRIT CORP. V,


                                        By  /s/ Jean-Marie Messier
                                          ------------------------------------
                                          Name:   Jean-Marie Messier
                                          Title:  President


                                        LIBERTY MEDIA CORPORATION,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President

                                        LIBERTY PROGRAMMING COMPANY LLC,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LIBERTY PROGRAMMING FRANCE, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President



                                        LIBERTY HSN LLC HOLDINGS, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA II, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA III, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA IV, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President

                                        LMC USA V, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA VI, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA VII, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA VIII, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President


                                        LMC USA X, INC.,

                                        By /s/ Robert R. Bennett
                                          ------------------------------------
                                          Name:  Robert R. Bennett
                                          Title: CEO and President

                                                                       ANNEX A

          The terms defined below have the meanings set forth below for all purposes of this Agreement, and such meanings shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

          "Actions" shall have the meaning set forth in Section 5.06.

          "Adjustments" shall mean the deemed increase in a Tax, determined on a transaction-by-transaction basis and using the assumptions set forth in the next sentence, resulting from an adjustment made with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase in Tax, the following assumptions will be used: (a) a combined marginal Tax rate of 38%, and (b) such determinations shall be made without regard to whether any actual increase in such Tax will in fact be realized with respect to the Return to which such adjustment relates (as a result, for example, of losses, credits or other offsets against Tax).

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of the foregoing, (i) USANi and its Affiliates shall be deemed to be Affiliates of USAi, (ii) none of USAi, USANi or any of their respective Affiliates shall be deemed to be an Affiliate of Universal, (iii) none of Diller, Universal, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of USAi and
(iv) none of USAi or Universal or any of their respective Affiliates shall be deemed to be an Affiliate of the Partnership

          "Applicable Law" shall have the meaning set forth in Section
3.03(a).

          "Articles of Association" shall have the meaning set forth in
Section 4.03(a).

          "Authorized Agent" shall have the meaning set forth in Section
12.11.

          "Business Day" means any day other than a Saturday, a Sunday or a United States Federal holiday.

          "Call Option Agreement" means the Promise to Sell

Agreement dated May 4, 2000 among Havas Images, as the Promisor, and Canal+, Hachette SA and LMI, as the Beneficiaries.

          "CEO" means chief executive officer.

          "Certificate of Merger" shall have the meaning set forth in Section 2.04(b).

          "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.04(a).

          "CMF" means the Conseil des Marches Financiers.

          "COB" means the Commission des Operations de Bourse.

          "Code" shall have the meaning set forth in the Preliminary
Statement.

          "Consent" shall have the meaning set forth in Section 3.03(b).

          "Contracts" means all contracts, agreements, commitments and other legally binding arrangements, whether oral or written.

          "Deposit Agreement" shall have the meaning set forth in Section
3.05.

          "Depositary" shall have the meaning set forth in Section 3.05.

          "DGCL" means the Delaware General Corporation Law, as amended from time to time.

          "Diller" means Barry Diller.

          "EC Merger Regulation" means Council Regulation No. 4064/89/EEC of the European Community, as amended.

          "Effective Period" shall have the meaning set forth in Section
11.01.

          "Effective Time" shall have the meaning set forth in Section
2.04(b).

          "Encumbrance" means any charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction of any nature whatsoever on any assets.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agreement" means the Exchange Agreement dated as of October 19, 1997, by and among USAi, Universal, for itself and on behalf of certain of its subsidiaries, and Liberty, for itself and on behalf of certain of its subsidiaries.

          "Excluded Tax Liabilities" shall have the meaning set forth in
Section 4.05.

          "Filing" shall have the meaning set forth in Section 4.03(b).

          "French GAAP" shall have the meaning set forth in Section 3.08.

          "Governance Agreement" shall have the meaning set forth in the Transaction Agreement.

          "Governmental Entity" shall have the meaning set forth in Section 3.03(b).

          "GRA Indmenity" shall have the meaning set forth in Section 8.01(c).

          "Hedge" shall have the meaning set forth in Section 9.01(b).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Income Tax" means all Taxes based on or measured by net income.

          "Indemnification Notice" shall have the meaning set forth in Section 8.01(d).

          "Investment Agreement" means the Investment Agreement dated as of October 19, 1997, as amended and restated as of December 18, 1997, among, Universal, for itself and on behalf of certain of its subsidiaries, USAi, HSN, Inc. and Liberty, for itself and on behalf of certain of its subsidiaries.

          "Judgment" shall have the meaning set forth in Section 3.03(a).

          "Lien" means any pledge, encumbrance, security interest, purchase option, call or similar right.

          "Liberty" shall have the meaning set forth in the Preamble.

          "Liberty Excluded Jurisdiction" shall have the meaning set forth in
Section 4.03(a).

          "Liberty Holding Entities" means the entities listed in paragraphs
(a) through (d) of Exhibit C hereto.

          "Liberty Material Adverse Effect" shall have the meaning set forth in Section 4.01.

          "Liberty Parties" means Liberty, Liberty HSN LLC Holdings, Inc., LPC, LPF, the Liberty Transferring Entities and the Liberty Holding Entities; provided, that the Liberty Holding Entities shall cease to be included as Liberty Parties from and after the Effective Time.

          "Liberty Permitted Encumbrance" shall have the meaning set forth in
Section 4.04(a).

          "Liberty Shares" shall have the meaning set forth in Section
4.04(a).

          "Liberty Transferring Entities" means LMC USA VI, Inc., LMC USA VII, Inc., LMC USA VIII, Inc., LMC USA X, Inc. and Liberty HSN LLC Holdings, Inc.

          "Liberty USAi Shares" shall have the meaning set forth in Section 4.04(c).

          "Liberty USANi Shares" shall have the meaning set forth in Section 4.04(b).

          "Liquidation" shall have the meaning set forth in Section 2.02(b).

          "LMI" shall have the meaning set forth in the Preamble.

          "Loan Agreement" means the Shareholder Loan Agreement dated August 9, 2000 by multiThematiques in favor of LMI, and the indebtedness represented thereby.

          "LPC" shall have the meaning set forth in the Preamble.

          "LPF" shall have the meaning set forth in the Preamble.

          "Loss" shall have the meaning set forth in


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                                                                             5

Section 8.01.

          "Mergers" shall have the meaning set forth in Section 2.02(c).

          "Merger Consideration" shall have the meaning set forth in Section 2.03(c).

          "Merger Subsidiaries" means Sub II, Sub III, Sub IV and Sub V.

          "multiThematiques" means multiThematiques S.A., a societe anonyme organized under the laws of France.

          "multiThematiques Acquisition" shall have the meaning set forth in
Section 2.02(b).

          "multiThematiques Shares" means Class C shares, with a 100 French Francs par value.

          "multiThematiques Cooperation Agreement" means the Amended and Restated Cooperation Agreement dated as of May 4, 2000 by and among Canal+ S.A., Havas Images S.A., Liberty Media International, Inc., Part'com S.A. and Hachette S.A.

          "multiThematiques Transaction" shall have the meaning set forth in
Section 2.02(b).

          "Option Agreements" means the Call Option Agreement and the Put Option Agreements.

          "Organizational Documents" means, with respect to any Person at any time, such Person's certificate or articles of incorporation, by-laws, memorandum and articles of association, certificate of formation of limited liability company, limited liability company agreement, and other similar organizational or constituent documents, as applicable, in effect at such time.

          "Partnership" shall have the meaning set forth in the Transaction Agreement.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

          "Post-Signing Returns" shall have the meaning set forth in Section
5.06.

          "Proceeding" means any claim, action, suit,


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                                                                             6

proceeding, arbitration, investigation, inquiry, or hearing or notice of hearing.

          "PSE" means the Paris Bourse.

          "Publicly Disclosed by Vivendi" means disclosed by Vivendi in a public filing made by Vivendi with the PSE, the COB, the CMF, the New York Stock Exchange or the SEC.

          "Put Option Agreements" means the Promise to Buy Agreement dated May 4, 2000 among Canal+, Hachette SA and LMI, as Promisors, and Part'Com, as Beneficiary and the Promise to Buy Agreement dated May 4, 2000 among Canal+, Hachette SA and LMI, as Promisors, and Havas Images, as Beneficiary.

          "Registrable Securities" shall have the meaning set forth in Section 11.01(a).

          "Related Securities" shall have the meaning set forth in Section 11.02(b).

          "Regulation 14A" shall have the meaning set forth in Section
10.01(a).

          "Restricted Period" shall have the meaning set forth in Section 10.01(a).

          "Returns" means returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Section 11.02(a) Period" shall have the meaning set forth in
Section 11.02(a).

          "Section 11.02(b) Period" shall have the meaning set forth in
Section 11.02(b).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Affiliated Group" means the members of the affiliated group within the meaning of Section 1504(a) of the Code which includes Liberty.

          "Shareholder Arrangements" means the Investment Agreement, the Governance Agreement, the Stockholders Agreement, the Exchange Agreement and the Exchange Agreement dated as of December 20, 1996 by and between Silver King Communications, Inc. and Liberty HSN, Inc., together with any and all amendments, modifications and waivers to such agreements.

          "Stockholders Agreement" shall have the meaning set forth in the Transaction Agreement.

          "Sub II" means NYCSpirit Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

          "Sub III" means NYCSpirit Corp. III, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

          "Sub IV" means NYCSpirit Corp. IV, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

          "Sub V" means NYCSpirit Corp. V, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

          A "subsidiary" of any Person means another Person, an amount of the voting securities, limited liability company membership interests, other voting ownership or voting partnership interests or equity interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity or ownership interests of which) is owned directly or indirectly by such first Person.

          "Taxes" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto.

          "Taxing Authority" means any government authority having jurisdiction over the assessment, determination, collection or other imposition of Tax.

          "Transaction Agreement" means the Transaction Agreement dated as of the date hereof by and among Universal, USAi, USANi, Liberty and Diller.

          "Transaction Agreement Closing Date" means the

Closing Date (as defined in the Transaction Agreement).

          "Transaction Document" means this Agreement, the Transaction Agreement, the Partnership Agreement (as defined in the Transaction Agreement), the Warrant Agreement (as defined in the Transaction Agreement), the Stockholders Agreement and the Governance Agreement, collectively.

          "Transactions" shall have the meaning set forth in Section 2.02.

          "Transfer" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise. The terms "Transferred", "Transferring", "Transferor" and "Transferee" have meanings correlative to the foregoing.

          "Transfer Tax" shall have the meaning set forth in Section 5.02(b).

          "Treasury Regulations" means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulation subsequently issued that amend or supersede such regulations.

          "USAi" means USA Networks, Inc., a Delaware corporation.

          "USAi Common Stock" means the common stock, par value $.01 per share, of USAi.

          "USAi Common Share" means a share of USAi Common Stock.

          "USAi Share Exchange" shall have the meaning set forth in Section 2.02(a).

          "USANi" means USANI LLC, a Delaware limited liability company.

          "USANi Liberty Distributed Interest" shall have the meaning set forth in the Transaction Agreement.

          "USANi LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of USANi LLC dated as of February 12, 1998.

          "USANi Shares" means the Class C shares representing a proportionate interest in the capital and profits and losses of USANi.

          "Universal" shall have the meaning set forth in the Preamble.

          "Universal Excluded Jurisdiction" shall have the meaning set forth in Section 3.03(a).

          "Universal France" shall have the meaning set forth in the Preamble.

          "Universal Material Adverse Effect" and "Universal Material Adverse Change" shall have the meaning set forth in Section 3.01.

          "Vivendi" shall have the meaning set forth in the Preamble.

          "Vivendi ADSs" means American depositary shares representing Vivendi Shares, each American depositary share representing one Vivendi Share.

          "Vivendi Securities" means Vivendi Shares or Vivendi ADSs, as applicable.

          "Vivendi Shares" means ordinary shares, nominal value (U)5.50 per share, of Vivendi.

          "Universal Parties" means Vivendi, Universal France, Universal, the Merger Subsidiaries and, from and after the Effective Time, the surviving corporations of the Mergers.

          "Vivendi SEC Reports" means all reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) filed by Vivendi with the SEC following December 31, 2000, and on or before the date of this Agreement.